Exhibit 16

MICHAEL T. STUDER CPA P.C.

111 West Sunrise Highway, Second Floor East Freeport,

NY 11520

Phone: (516) 378-1000

August 15, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and gentlemen:

We have read Item 4.01 of Form 8-K dated August 12, 2024 ofLongduoduo Company Limited and are in agreement with the statements contained therein relating to Michael T. Studer CPA P.C.

Very truly yours,

/s/ Michael T. Studer
Michael T. Studer
President

Aug24mts-PCAOB-Letter